                                                                  EXHIBIT (c)(2)

--------------------------------------------------------------------------------

                     Presentation to the Special Committee

--------------------------------------------------------------------------------



                                April 23 , 2001

--------------------------------------------------------------------------------

                           [LOGO] Robertson Stephens
                                  Investment Bankers

--------------------------------------------------------------------------------

________________________________________________________________________________

          Preface

________________________________________________________________________________

          These materials have been prepared by FleetBoston Robertson Stephens Inc. ("RS") as part of a presentation being made in support of our opinion as to the fairness to Black Hawk Gaming and Development Company, Inc. ("Blackjack"), from a financial point of view, of the price per share proposed to be offered by Jackpot pursuant to Jackpot's proposed acquisition of Blackjack (the "Transaction"). These materials and all analyses contained herein are confidential and are solely for the use of the Special Committee of the Board of Directors of Blackjack in connection with its evaluation of the Transaction. Any use of these materials or the analyses contained herein for any other purpose or any other publication of these materials or the analyses contained herein without the express written consent of RS is strictly prohibited. RS' opinion shall not be reproduced, summarized, described or referred to, or furnished to any party, without the prior written consent of RS.

          In our review and analysis, and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us (including information furnished to us orally or otherwise discussed with us by the managements of Jackpot and Blackjack) or publicly available and have neither attempted to verify, nor assumed responsibility for verifying, any of such information. We have relied upon the assurances of the management of Jackpot and Blackjack that they are not aware of any facts that would make such information inaccurate or misleading. Furthermore, we did not obtain or make, or assume responsibility for obtaining or making, any independent evaluation or appraisal of the properties or assets or liabilities (contingent or otherwise) of Jackpot or Blackjack, nor were we furnished with any such evaluations or appraisals. With respect to the financial forecasts and projections (and the assumptions and bases therefor) of Jackpot and Blackjack that we have reviewed, upon advice of the managements of Blackjack and Jackpot, we have assumed that such forecasts and projections have been reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best currently available estimates and judgments as to the future financial condition and performance of Jackpot and Blackjack, respectively, and we have further assumed that such forecasts and projections will be realized in the amounts and in the time periods currently estimated. We have relied as to all legal matters relevant to rendering our opinion on the advice of counsel.

          Our opinion is necessarily based upon market, economic, and other conditions as in effect on, and information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the conclusion expressed in the opinion and that we disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting the opinion which may come or be brought to our attention after the date of the opinion.

________________________________________________________________________________
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       Investment Bankers

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Preface (continued)

--------------------------------------------------------------------------------

          Several analytical methodologies have been employed herein and no one method of analysis should be regarded as critical to the overall conclusion we have reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusions we have reached are based on all the analyses and factors presented herein taken as a whole and also on application of our own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. We therefore give no opinion as to the value or merit standing alone of any one or more parts of the material that follows. Our only opinion is the formal written and executed opinion that is to be delivered to the Special Committee of the Board of Directors of Blackjack. The form of opinion set forth herein contains other conditions and limitations which you should review in connection with these materials.

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       Investment Bankers
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

          I.   Executive Summary..............................  4


         II.   Valuation Analysis.............................  7
               A. Valuation Summary
               B. Comparable Companies Analysis
               C. Precedent Acquisitions Analysis
               D. Discounted Cash Flow Analysis

        III.   Background of Blackjack........................ 14


               Appendix....................................... 25

--------------------------------------------------------------------------------
                               Table of Contents

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[LOGO] Robertson Stephens
       Investment Bankers

--------------------------------------------------------------------------------
                               Executive Summary

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[LOGO] Robertson Stephens
       Investment Bankers

          EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

          Summary of Terms of Agreement

--------------------------------------------------------------------------------

          Transaction                   Jackpot Company ("Jackpot") to acquire
                                        all outstanding shares of common stock
                                        of Blackjack Company ("Blackjack") that
                                        it does not already own in exchange for
                                        $12.00 cash per share (the "Merger
                                        Consideration") in a going private
                                        transaction. Blackjack currently has
                                        4,126,757 common shares outstanding of
                                        which Jackpot owns 1,333,333 or
                                        approximately 33%. All options of
                                        Blackjack will be paid out in cash for
                                        the amount the Merger Consideration is
                                        in excess of the exercise price per
                                        share.

          Accounting/Tax Treatment      Purchase Accounting.

          Financing                     Jackpot shall deliver to Blackjack prior
                                        to the mailing of the Proxy, a fully
                                        executed "highly confident" letter from
                                        U.S. Bancorp Libra or one or more
                                        similar lending institutions.

          Termination                   Standard fiduciary outs.

          Termination Fee               $1 million break-up fee if the
                                        transaction is terminated by Blackjack.
                                        $2 million fee payable by Jackpot to
                                        Blackjack if Jackpot fails to close,
                                        secured by a letter of credit.

          Indemnification               Jackpot has agreed to indemnify
                                        Blackjack's directors against any
                                        litigation including litigation pursuant to this transaction.

          Voting Agreement              Approximately 11% of Blackjack stock
                                        will be subject to a voting agreement
                                        pursuant to which such corresponding
                                        shareholder will be required to vote in
                                        favor of the Transaction.


              Note: Based on Draft Merger Agreement dated 4/20/01


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       Investment Bankers

                    EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

                    Transaction Statistics

--------------------------------------------------------------------------------

                    Deal Value
                    Jackpot Offer Price Per Share                      $12.00
                    Fully Diluted Blackjack Shares Outstanding          4.431
                    ---------------------------------------------------------
                    Implied Equity Value                               $ 53.2
                    ---------------------------------------------------------

                    Enterprise Value
                    Total Debt Outstanding (1)                           57.0
                    Excess Cash (2)                                       2.4
                    Net Debt                                             54.7
                    ---------------------------------------------------------
                    Enterprise Value                                   $107.8
                    ---------------------------------------------------------

                    Multiples Paid (1) (3)
                    CY2000 EBITDA                                         4.7x
                    CY2001E EBITDA                                        5.1x
                    CY2002E EBITDA                                        5.0x

                    CY2001E Net Income                                   10.1x
                    CY2002E Net Income                                   10.4x

                    Notes:
                    Financial information based on Blackjack management guidance.
                    (1) Adjusted to reflect Jackpot's 25% interest in Lodge property.
                    (2) Excess cash assumes $5.0 million of cash left on balance sheet for working capital.
                    (3) Multiples represent total capitalization (equity plus net debt) as a multiple of EBITDA and equity capitalization as a multiple of net income.

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       Investment Bankers

--------------------------------------------------------------------------------
               II   Valuation Analysis

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[LOGO]
       Robertson Stephens
       Investment Bankers

               VALUATION ANALYSIS
--------------------------------------------------------------------------------

               Valuation Summary

--------------------------------------------------------------------------------

                                                     Blackjack
                                                     Financial                    Implied Aggregate  Implied Equity  Implied Value
                Methodology                        Statistic (1)  Multiple Range     Value Range    Value Range (2)  per Share (3)
                --------------------------------   -------------- --------------  ----------------- ---------------- --------------
                Comparable Companies Analysis
                Trading Value
                     2001 EBITDA                       $21.1       4.0x -  5.5x   $ 84.2 - $115.8    $29.6 - $61.1   $ 6.67 - $13.80
                     2002 EBITDA                       $21.6       3.5x -  5.0x   $ 75.7 - $108.2    $21.0 - $53.5   $ 4.75 - $12.07

                     2001 Net Income                   $ 5.2       8.0x - 10.0x   $ 96.6 - $107.1    $41.9 - $52.4   $ 9.47 - $11.83
                     2002 Net Income                   $ 5.1       7.0x -  9.0x   $ 90.3 - $100.5    $35.6 - $45.8   $ 8.04 - $10.34

                Selected Precedent Transactions
                     LTM EBITDA (4)                    $22.8       4.5x -  6.0x   $102.7 - $136.9    $48.0 - $82.2   $10.83 - $18.56
                     NTM EBITDA                        $21.1       4.5x -  6.0x   $ 94.8 - $126.3    $40.1 - $71.7   $ 9.05 - $16.18

                Premiums Paid Analysis (5)
                     Premium Paid to 1 Month           $7.00        30% -   45%   $ 95.0 - $ 99.6    $40.3 - $45.0   $ 9.10 - $10.15
                     Prior Stock Price
                     Premium Paid to 1 Day             $6.56        20% -   35%   $ 89.6 - $ 93.9    $34.9 - $39.3   $ 7.88 - $ 8.86
                     Prior Stock Price

                Discounted Cash Flow Analysis
                     Based on a 12-15% discount rate
                     and 5.0x-6.0x EBITDA exit
                     multiples                            --        --      --    $ 90.7 - $114.7    $36.0 - $60.1   $ 8.12 - $13.56

                --------------------------------------------------------------------------------------------------------------------
                Mean                                                              $ 91.1 - $111.5    $36.4 - $56.8   $ 8.21 - $12.82
                --------------------------------------------------------------------------------------------------------------------
                --------------------------------------------------------------------------------------------------------------------
                Jackpot Offer                                                          $107.8            $53.2           $12.00
                --------------------------------------------------------------------------------------------------------------------

                Notes:
                -----
                Financial information based on Blackjack management guidance.
                (1) All EBITDA statistics and Net Debt adjusted for Jackpot's
                    25% interest in Lodge property. All NI statistics reflect a minority interest calculation.
                (2) Equity value excludes a net debt of $54.7 MM. Net debt is adjusted to reflect Jackpot's 25% interest in Lodge property.
                (3) Based on Jackpot's fully diluted treasury shares of 4.4 MM.
                (4) LTM figure reflects acquisition of Gold Dust West.
                    Transaction closed January 2001.
                (5) Premium paid based on 2/27/01, date of Jackpot's offer to purchase Blackjack.

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       Investment Bankers

                              VALUATION ANALYSIS
--------------------------------------------------------------------------------

                              Comparable Companies Analysis

--------------------------------------------------------------------------------

                      -------------------------------  -----------------------  ----------------------------------------------------
                              Price       52 Week        Market  Enterprise          Price Performance              Calendar EPS
                                      ---------------  -----------------------  ----------------------------------------------------
                      Ticker 04/16/01  High     Low    Cap. ($mm)  Value ($mm)    LTM     YTD     MTD    WTD    2000A   2001E  2002E
                      -------------------------------  -----------------------  ----------------------------------------------------
GAMING STOCKS
Small-Cap/Regional
Operators

Argosy                 AGY   $25.75   $27.00-  $13.00       $749       $  966    86.4%   34.2%   (1.3%) (2.4%)  $1.74   1.94   2.20
Aztar Corp             AZR    10.50   $16.69-  $ 8.88        406          823    12.8%  (18.8%)  (1.0%) (0.7%)   1.05   1.19   1.28
Isle of Capri Casinos  ISLE    8.69   $17.75-  $ 6.44        268        1,217   (31.2%) (18.2%) (17.7%) (2.4%)   1.02   1.39   1.53
Boyd Gaming            BYD     3.96   $ 6.13-  $ 3.25        246        1,178    (9.5%)  15.2%   17.5%   6.2%    0.35   0.41   0.62
Pinnacle
 Entertainment         PNK     9.27   $22.81-  $ 9.07        245          545   (53.1%) (31.3%) (11.7%) (2.3%)   0.73   0.57   0.71
Hollywood Casino       HWD     9.45   $11.25-  $ 3.75        243          645   160.7%    2.2%    5.0%   0.4%    0.39   0.49   1.08
Penn National Gaming   PENN   12.74   $18.38-  $ 8.00        196          484    19.9%   25.1%    1.9%  (2.0%)   1.22   1.51   1.92
Ameristar Casinos      ASCA    7.38   $ 9.67-  $ 3.88        153          913    78.9%   44.0%   13.3%  (2.4%)    NM    1.35     NA
Lakes Gaming           LACO   10.00   $10.63-  $ 6.88        106           54    45.5%    6.7%    7.4%  (1.4%)   1.86   1.85     NA
Monarch Casino &
 Resort                MCRI    5.35   $ 6.06-  $ 3.94         51          125    14.1%   12.6%    9.7%   7.0%    0.10     NA     NA
Century Casinos        CNTY    1.88   $ 2.53-  $ 1.44         27           43     9.4%   11.4%   11.4%   0.5%    0.23     NA     NA
Riviera                RIV     5.96   $ 8.13-  $ 5.90         22          199   (14.9%) (16.4%)  (1.5%) (0.7%)  (1.05)    NA     NA
Sands Regent           SNDS    2.85   $ 3.63-  $ 0.97         18           19    68.9%   26.7%   11.2%   9.8%    0.33     NA     NA
President Casinos      PREZ    0.44   $ 1.00-  $ 0.19          2           99   (35.6%) 102.3%   18.0%  13.5%   (2.66)    NA     NA

                                                                    -------------------------------------------
                                                                        MEAN:    25.2%   14.0%    4.4%   1.7%
                                                                      MEDIAN:    13.4%   12.0%    6.2%  (0.7%)
                                                                    -------------------------------------------

                       -------------------------------------------------------------------------------------------------------------
Blackjack (1)                $ 9.78   $10.50-  $ 5.52         43           97    66.5%   44.9%    9.4%   9.9%    1.31   1.18   1.15
                       -------------------------------------------------------------------------------------------------------------

                       -------------------------------------------------------------------------------------------------------------
Jackpot's Offer (1)          $12.00      NMF-     NMF         53          108     NMF     NMF     NMF    NMF     1.31   1.18   1.15
                       -------------------------------------------------------------------------------------------------------------

                                 ----------------------    --------------------    -----------------------   ----------------
                                                                                      Enterprise Value/           Debt/
                                          P/E              LT Growth(3)    PEG             EBITDA            Enterprise value
                                 ----------------------    --------------------    -----------------------   ----------------
                                 2000A   2001E    2002E       2001E       2001E    2000A    2001E    2002E
                                 ----------------------    --------------------    -----------------------   ----------------
GAMING STOCKS
Small-Cap/Regional
Operators

Argosy                           14.8x   13.3x    11.7x       12.40%      1.07      5.0x     5.0x     5.0x        28.6%
Aztar Corp                       10.0     8.8      8.2        13.56       0.65      4.9      4.8      4.6         56.5%
Isle of Capri Casinos             8.5     6.3      5.7        22.00       0.28      5.5      4.4       NA         84.4%
Boyd Gaming                      11.3     9.7      6.4        14.38       0.67      5.2      4.5      4.3         86.6%
Pinnacle
Entertainment                    12.7    16.3     13.1        17.50       0.93      5.4      5.2      4.7         92.0%
Hollywood Casino                 24.2    19.3      8.8        25.00       0.77      8.6      5.7      4.6         88.0%
Penn National Gaming             10.4     8.4      6.6        17.50       0.48      8.1      4.9      4.2         63.8%
Ameristar Casinos                  NM     5.5       NM           NA         NM      6.0 (2)  5.9       NA         87.2%
Lakes Gaming                      5.4     5.4       NM           NA         NM      1.0       NA       NA          2.8%
Monarch Casino &
Resort                           53.5      NM       NM           NA         NM      6.4       NA       NA         64.9%
Century Casinos                   8.2      NM       NM        25.00         NM      4.5       NA       NA         44.2%
Riviera                            NM      NM       NM           NA         NM      5.5       NA       NA        117.1%
Sands Regent                      8.6      NM       NM           NA         NM      1.2       NA       NA         53.3%
President Casinos                  NM      NM       NM           NA         NM      4.0       NA       NA        110.2%

                         ----------------------------------------------------------------------------------- -----------------
                           MEAN: 15.2x   10.3x     8.6x       16.88       0.69      5.1x     5.1x     4.6x        70.0%
                         MEDIAN: 10.4x    8.8x     8.2x       17.50       0.67      5.3x     5.0x     4.6x        74.6%
                         ----------------------------------------------------------------------------------- -----------------

                         ----------------------------------------------------------------------------------- -----------------
Blackjack (1)                     7.5x    8.1x     8.5x          NA         NA      4.3x     4.6x     4.5x        58.6%
                         ----------------------------------------------------------------------------------- -----------------

                         ----------------------------------------------------------------------------------- -----------------
Jackpot's Offer (1)               9.2x   10.1x    10.4x          NA         NA      4.7x     5.1x     5.0x        52.9%
                         ----------------------------------------------------------------------------------- -----------------

Notes: Names in bold are followed by Robertson Stephens
NA - Not Available NM - Not Meaningful A - Actual E - Estimate
Source: Bloomberg, First Call, Company Filings, Street Research and Robertson Stephens Research
Financial information based on Blackjack management guidance.
(1) All EBITDA statistics and Net Debt adjusted for Jackpot's 25% interest in Lodge property. All NI statistics reflect a minority interest calculation.
(2) EBITDA figure adjusted to reflect full year results of 12/20/00 acquisition of Station Casino Properties.
(3) Zach's year growth rate


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[LOGO] Robertson Stephens                                                      9
       Investment Bankers

               VALUATION ANALYSIS
--------------------------------------------------------------------------------

               Comparable Companies Analysis

--------------------------------------------------------------------------------

                                                                                                              EBITDA (in millions)
                                                       F. Diluted
                                                        Shares         Cash         Debt     Net Debt
                  Company Name      Ticker    4/16/01    (in            (in          (in       (in
                                                         millions)   millions)    millions)  millions)    2000        2001     2002
               Argosy                AGY      $ 25.75      29.1       $ 59.4     $   276.3   $  217.0    $194.5     $ 192.3  $ 192.8
               Aztar Corp            AZR        10.50      38.7         48.1         464.6      416.5     169.4       171.0    177.0
               Isle of Capri
               Casinos               ISLE        8.69      30.9         78.4       1,027.5      949.1     219.5       275.7       NA
               Boyd Gaming           BYD         3.96      62.2         88.1       1,019.3      931.2     225.2       261.6    272.3
               Pinnacle
               Entertainment         PNK         9.27      26.4        201.4         501.2      299.8     101.6       104.0    117.0
               Hollywood Casino      HWD         9.45      25.7        165.1         567.7      402.6      75.2       114.1    139.6
               Penn National Gaming  PENN       12.74      15.3         20.4         308.8      288.4      59.5        98.0    116.4
               Ameristar Casinos     ASCA        7.38      20.7         36.2         796.5      760.3     151.9 (2)   155.7       NA
               Lakes Gaming          LACO       10.00      10.6         53.8           1.5      (52.3)     52.9          NA       NA
               Monarch Casino &
               Resort                MCRI        5.35       9.5          6.8          81.0       74.2      19.7          NA       NA
               Century Casinos       CNTY        1.88      14.6          3.3          19.0       15.7       9.6          NA       NA
               Riviera               RIV         5.96       3.8         56.4         233.1      176.7      35.9          NA       NA
               Sands Regent          SNDS        2.85       6.5          9.4          10.3        0.9      16.7          NA       NA
               President Casinos     PREZ        0.44       5.0         12.3         109.0       96.7      24.6          NA       NA


               Blackjack (1)                  $  9.78       4.4       $  2.4     $    57.0   $   54.7    $ 22.8     $  21.1  $  21.6
               Jackpot (1)                    $ 12.00       4.4


               Notes: Names in bold are followed by Robertson Stephens
               NA - Not Available NM - Not Meaningful A - Actual E - Estimate
               Source: Bloomberg, First Call, Company Filings, Street Research and Robertson Stephens Research
               Financial information based on Blackjack management guidance.
               (1) All EBITDA statistics and Net Debt adjusted for Jackpot's 25% interest in Lodge property. All NI statistics reflect a minority interest calculation.
               (2) EBITDA figure adjusted to reflect full year results of 12/20/00 acquisition of Station Casino Properties.


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[LOGO] Robertson Stephens                                                     10
       Investment Bankers

                              VALUATION ANALYSIS
--------------------------------------------------------------------------------

                        Precedent Acquisitions Analysis

--------------------------------------------------------------------------------

                                                                                             Revenues              EBITDA
Date        Target/                  Target Business                         Aggregate   -----------------    -----------------
Annc.       Acquiror                 Description                               Value       LTM      NTM         LTM      NTM
--------    ----------------------   --------------------------------------  ---------   -----------------    -----------------
12/5/00     Fitzgerald               (1) All assets used in Fitzgeralds'     $   149.0   $ 193.4  $  200.9    $   26.2  $  28.2
            Properties /
            Majestic Investor,       operations in Las Vegas Nevada,
            LLC                      Black Hawk Colorado, and Tunica
                                     Mississippi as well as Fitzgeralds'
                                     interest in The Freemont Street
                                     Experience LLC

10/18/00    Missouri Riverboat       Riverboat Casinos of Station Casinos    $   475.0       N/A       N/A    $   89.6      N/A
            Properties /
            Ameristar
            Casinos

7/31/00     CRC Holdings &           Operator of gaming facilities; Casino   $   160.3       N/A       N/A    $   30.6      N/A
            Louisiana Cruises /      Rouge riverboat and Casino Rama
            Penn National Gaming
            Inc.

7/20/00     Fiesta Casino Hotel      Casino in Las Vegas, NV                 $   185.0       N/A       N/A    $   24.7      N/A
            / Station Casinos

7/19/00     Davenport Casino &       Riverboat Casino & Hotel in             $    58.2       N/A       N/A    $   12.3      N/A
            Hotel / Isle of          Davenport, Iowa
            Capri Casinos

1/7/00      Gold Dust West /         Owns and operates a casino,             $    26.5       N/A       N/A    $    5.3      N/A
            Black Hawk Gaming &      restaurant, and motel in Reno,
            Development Company      Nevada

12/10/99    2 Casino Properties /    Boomtown-Biloxi and Casino              $   195.0   $ 156.3  $  158.3    $   35.3  $  34.6
            Penn National Gaming     Magic-Bay St. Louis casino
                                     properties

10/6/99     Lady Luck Gaming         Owns and operates Riverboat             $   223.0       N/A      N/A     $   39.1      N/A
            Corp. / Isle of Capri    Casinos in Natchez and Coahoma,
            Casinos                  MS and 50% interest in a
                                     casino and hotel in Bettendorf, IA


                              VALUATION ANALYSIS
--------------------------------------------------------------------------------

                        Precedent Acquisitions Analysis

--------------------------------------------------------------------------------

                                                                                          Consideration            Premiums Paid
                                                                                          as a multiple of:          to Market:
                                                                           -------------------------------------------------------
Date        Target/                  Target Business                          LTM       NTM      LTM     NTM      1 Day   1 Month
Annc.       Acquiror                 Description                           Revenues  Revenues   EBITDA  EBITDA   Before    Before
--------    ----------------------   -----------------------------------   ------------------   --------------   ------   --------
12/5/00     Fitzgerald               (1) All assets used in Fitzgeralds'        0.8x      0.7x     5.7x    5.3x     N/A      N/A
            Properties /
            Majestic Investor,       operations in Las Vegas Nevada,
            LLC                      Black Hawk Colorado, and Tunica
                                     Mississippi as well as Fitzgeralds'
                                     interest in The Freemont Street
                                     Experience LLC

10/18/00    Missouri Riverboat       Riverboat Casinos of Station Casino        N/A       N/A      5.3X    N/A      N/A      N/A
            Properties /
            Ameristar
            Casinos

7/31/00     CRC Holdings &           Operator of gaming facilities; Casi        N/A       N/A      5.2X    N/A      N/A      N/A
            Louisiana Cruises /      Rouge riverboat and Casino Rama
            Penn National Gaming
            Inc.

7/20/00     Fiesta Casino Hotel      Casino in Las Vegas, NV                    N/A       N/A      7.5X    N/A      N/A      N/A
            / Station Casinos

7/19/00     Davenport Casino &       Riverboat Casino & Hotel in                N/A       N/A      4.7X    N/A      N/A      N/A
            Hotel / Isle of          Davenport, Iowa
            Capri Casinos

1/7/00      Gold Dust West /         Owns and operates a casino,                N/A       N/A      5.0X    N/A      N/A      N/A
            Black Hawk Gaming &      restaurant, and motel in Reno,
            Development Company      Nevada

12/10/99    2 Casino Properties /    Boomtown-Biloxi and Casino                 1.2X      1.2X     5.5X    5.6X     N/A      N/A
            Penn National Gaming     Magic-Bay St. Louis casino
                                     properties

10/6/99     Lady Luck Gaming         Owns and operates Riverboat                N/A       N/A      5.7X    N/A     47.7%    68.4%
            Corp. / Isle of Capri    Casinos in Natchez and Coahoma,
            Casinos                  MS and 50% interest in a
                                     casino and hotel in Bettendorf, IA

--------------------------------------------------------------------------------
[LOGO                                                                         11
  FOR ROBERTSON STEPHENS
  INVESTMENT BANKERS.

                         VALUATION ANALYSIS
--------------------------------------------------------------------------------

                         Precedent Acquisitions Analysis

---------------------------------------------------------------------------------------------------


Date      Target/             Target Business              Aggregate     Revenues         EBITDA
                                                                      --------------   ------------
Annc.     Acquiror            Description                  Value      LTM        NTM   LTM      NTM
--------  ------------------  ---------------------------  ---------  --------------   ------------
 8/16/99  Players             Owner, Developer, and        $  400.8   $315.9  $319.8   $64.6  $72.3
          International /     Operator of
          Harrah's            casino-based resorts
          Entertainment

 11/1/99  Miss Marquette      Riverboat Casino in          $   41.7   $ 32.6     N/A   $ 9.0    N/A
          Riverboat           Marquette, Iowa
          / Lady Luck Gaming

 6/28/99  Blue Chip Casino /  Riverboat Casino in Michigan $  255.0      N/A     N/A   $62.4    N/A
          Boyd Gaming Corp.   City, Indiana

                                                           ----------------------------------------
                                                                                               Mean
                                                                                             Median

                                                                                               High
                                                                                                Low
                                                                                      Stripped Mean
                                                           ----------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                              Consideration                     Premiums Paid
                                                                              as a multiple of:                   to Market:
                                                                --------------------------------------------------------------
Date      Target/             Target Business                     LTM         NTM         LTM        NTM        1 Day  1 Month
Annc.     Acquiror            Description                       Revenues    Revenues     EBITDA     EBITDA      Before  Before
--------  ------------------  ---------------------------       --------    --------     ------     ------     -------  ------
 8/16/99  Players             Owner, Developer, and               1.3x        1.3x        6.2x       5.5x       29.5%    22.5%
          International /     Operator of
          Harrah's            casino-based resorts
          Entertainment

 11/1/99  Miss Marquette      Riverboat Casino in                 1.3x        N/A         4.6x       N/A         N/A      N/A
          Riverboat           Marquette, Iowa
          / Lady Luck Gaming

 6/28/99  Blue Chip Casino /  Riverboat Casino in Michigan         N/A        N/A         4.1x       N/A         N/A      N/A
          Boyd Gaming Corp.   City, Indiana

                                                                --------------------------------------------------------------
                                                                  1.1x        1.1x        5.4x       5.5x       38.6%    45.5%
                                                                  1.3x        1.2x        5.3x       5.5x       38.6%    45.5%

                                                                  1.3x        1.3x        7.5x       5.6x       47.7%    68.4%
                                                                  0.8x        0.7         4.1x       5.3x       29.5%    22.5%
                                                                  1.3x        1.2x        5.3x       5.5x        NMF      NMF
                                                                --------------------------------------------------------------

Notes:
------
Sources: Company filings, research reports, news stories, and Bloomberg.
(1) Revenue and EBITDA metrics exclude The Freemont Street Experience LLC.



--------------------------------------------------------------------------------
[LOGO] Robertson Stephens                                                     12
       Investment Bankers

VALUATION ANALYSIS                                               27619 SF
-------------------------------------------------------------------------

Discounted Cash Flow Analysis

-------------------------------------------------------------------------

                                                                                     Projected FYE 12/31
                                                                ------------------------------------------------------------
                                                                  2001          2002         2003        2004         2005
                                                                --------      --------     --------    --------     --------
Tax Adjusted EBIT (40% Tax Rate, when applicable) (1)             $  9.2        $  9.4       $  9.6      $  9.7       $  9.9

Plus Depreciation & Amortization                                     5.7           6.0          6.2         6.5          6.8
Less Increase in Net Working Capital                                 0.2           0.2          0.2         0.2          0.2
                                                                --------      --------     --------    --------     --------
Operating Cash Flow                                               $ 15.1        $ 15.6       $ 16.0      $ 16.5       $ 16.9

Less Capital Expenditures                                          ($7.0)        ($5.5)       ($5.5)      ($5.5)       ($5.5)

Plus A/T Interest Income                                             0.0           0.0          0.0         0.0          0.0
                                                                --------      --------     --------    --------     --------
Free Cash Flow                                                    $  8.1        $ 10.1       $ 10.5      $ 11.0       $ 11.4



                  DISCOUNT ASSUMPTIONS                                                           EXIT MULTIPLE ASSUMPTIONS

Base Discount Rate:                              12.0%                        EBITDA Exit Multiple:                            5.0
Incremental Discount Rate:                        1.5%                        Incremental Exit EBITDA Multiple:                0.5
Exit Year                                        2005                         Exit EBITDA:                                   $23.3
Shares Outstanding                                4.4


                                   12.0%    Discount Rate           13.5%   Discount Rate            15.0%   Discount Rate

EBITDA Multiple                    5.0x       5.5x      6.0x       5.0x      5.5x      6.0x         5.0x      5.5x        6.0x
                                   ---------------------------     --------------------------       ----------------------------
Terminal Value                     $116.5     $128.1    $139.8     $116.5    $128.1    $139.8       $116.5    $128.1      $139.8
Present Value of Terminal Value      66.1       72.7      79.3       61.8      68.0      74.2         57.9      63.7        69.5
Present Value of Cash Flows          36.2       36.2      36.2       34.8      34.8      34.8         33.5      33.5        33.5
                                   ------     ------    ------     ------    ------    ------       ------    ------      ------
Enterprise Value                   $102.3     $108.9    $115.5     $ 96.7    $102.9    $109.0       $ 91.5    $ 97.2      $103.0

Excess Cash                        $  2.4     $  2.4    $  2.4     $  2.4    $  2.4    $  2.4       $  2.4    $  2.4      $  2.4
Long-term Debt                       57.0       57.0      57.0       57.0      57.0      57.0         57.0      57.0        57.0
Short-term Debt                       0.8        0.8       0.8        0.8       0.8       0.8          0.8       0.8         0.8
                                   ------     ------    ------     ------    ------    ------       ------    ------      ------
Implied Equity Value               $ 46.9     $ 53.5    $ 60.1     $ 41.2    $ 47.4    $ 53.6       $ 36.0    $ 41.8      $ 47.6
                                   ------     ------    ------     ------    ------    ------       ------    ------      ------
Implied Price per Share            $10.58     $12.07    $13.56     $ 9.30    $10.70    $12.10       $ 8.12    $ 9.43      $10.74
                                   ------     ------    ------     ------    ------    ------       ------    ------      ------
Enterprise Value as Multiple of:
2000 EBITDA                           4.5x      4.8x       5.1x       4.2x      4.5x      4.8x         4.0x      4.3x        4.5x
2001 EBITDA                           4.9x      5.2x       5.5x       4.6x      4.9x      5.2x         4.3x      4.6x        4.9x

Implied Exit P/E Multiple            17.7x     19.5x      21.3x      17.7x     19.5x     21.3x        17.7x     19.5x       21.3x
Implied Perpetual Growth Rate         2.0%      2.8%      3.5%        3.3%      4.2%      4.9%         4.7%      5.6%        6.3%

% in Free Cash Flows                 35.4%     33.3%     31.4%       36.0%     33.9%     32.0%        36.7%     34.5%       32.6%
% in Terminal Value                  64.6%     66.7%     68.6%       64.0%     66.1%     68.0%        63.3%     65.5%       67.4%

Notes:
-----
Financial information based on Blackjack management guidance.
(1) All EBIT and EBITDA statistics adjusted for Jackpot's 25% interest in Lodge property.

--------------------------------------------------------------------------------
[LOGO] Robertson Stephens                                                     13
       Investment Bankers

--------------------------------------------------------------------------------
                         III  Background of Blackjack

--------------------------------------------------------------------------------
[LOGO]  Robertson Stephens
        Investments Bankers

                       BACKGROUND OF Blackjack
------------------------------------------------------------------------------------------------------------------------------------

                       Company Overview

------------------------------------------------------------------------------------------------------------------------------------
                       General Information                                               Description
                       Name                     Blackjack                                Blackjack is an owner, developer and
                       Headquarters             240 Main Street                          operator of gaming properties in
                                                Black Hawk, CO 80422                     Black Hawk, Colorado and Reno, Nevada.
                       Telephone                (303) 582-1117

------------------------------------------------------------------------------------
Management           Recent Developments                                                 Products & Services
Jeffrey P. Jacobs    4.13.01 - Blackjack said it had received a second offer to          The Company owns Gilpin Hotel Casino, which
Chairman, Chief      buy the company, just three weeks after the deadline for the        it developed and has operated since 1992.
Executive Officer    chief executive officer and part-time owner to buy remaining        Along with its strategic partner, Jacobs
                     shares had been withdrawn.                                          Entertainment Ltd., the Company developed
Stephen R. Roark                                                                         and co-manages The Lodge Casino at Black
President, Chief                                                                         Hawk, a $74 million hotel/casino/parking
Financial Officer,                                                                       complex completed in the second quarter of
Director             3.26.01 - Blackjack said on Monday a deadline for chief executive   1998. The Company owns, through a limited
                     officer part-owner Jeffrey Jacobs to buy remaining shares of the    liability company, a 75% interest in The
                     company had been withdrawn. The company said Jacobs, who last       Lodge Casino, and affiliates of Jacobs
Frank B. Day         month offered to buy outstanding shares in the company for $11 a    Entertainment own the remaining 25%.
Vice President,      share, retained the right to withdraw his offer -- previously set   Through the operation of the Gilpin Hotel
Director             for withdrawal on March 26 -- at any time.                          Casino and the Lodge Casino at Black Hawk,
                                                                                         the Company is the largest gaming operator
Stanley Politano                                                                         in Black Hawk, Colorado with approximately
Vice President,                                                                          1,300 slot machines and 30 table games. The
Treasurer,                                                                               Company also recently purchased the Gold
Secretary            3.7.01 - Blackjack announced today that it has been served with a   Dust West Casino in Reno, Nevada, which has
                     complaint brought by a person claiming to be a shareholder. The     478 slots and a motel with 108 rooms.
                     lawsuit purports to be a class action and was filed in the
                     Colorado District Court in Gilpin County, Colorado. Blackjack's
                     directors were also named in the action.

                                                                                         Analyst Coverage
                                                                                         McDonald Investments     Dennis I. Forst



------------------------------------------------------------------------------------------------------------------------------------
[LOGO] Robertson Stephens                                                                                                         15
       Investment Bankers

BACKGROUND OF Blackjack                                          27619 SF
-------------------------------------------------------------------------

Price Volume Graph

-------------------------------------------------------------------------
For the Period 4.14.00 - 4.16.01


                                    [GRAPH]
----------------------------------------------------------------------
Trading Statistics (Price)
----------------------------------------------------------------------
High (04/16/01)                                               $   9.78
Low (04/19/00)                                                    5.69
Average                                                           6.98
Standard Deviation                                                0.99
----------------------------------------------------------------------


----------------------------------------------------------------------
Moving Averages (Price)
----------------------------------------------------------------------
20 - Day                                                      $   8.51
30 - Day                                                          8.74
60 - Day                                                          7.91
90 - Day                                                          7.51
----------------------------------------------------------------------

----------------------------------------------------------------------
Trading Stats. (000's) (Daily Vol.)
----------------------------------------------------------------------
High (02/27/01)                                                   135
Low (04/28/00)                                                      0
Average                                                             7
Standard Deviation                                                 15
----------------------------------------------------------------------

Sources: FactSet, Bloomberg.

------------------------------------------------------------------------------
[LOGO] Robertson Stephens
       Investment Bankers

BACKGROUND OF Blackjack                                               27619 SF
------------------------------------------------------------------------------

Price Volume Graph - Annotations
------------------------------------------------------------------------------

-----------------------------------------------------------------------------
A 5/2/00 - Blackjack announces record results for Q1 '00: net income increased 87 percent to $1.8mm compared to $963,000 for Q1 '99.

B 8/7/00 - Blackjack announces results for Q2 '00: net income increased 66 percent in comparison to Q2 '99.

C 8/23/00 - Blackjack and Park Place Entertainment submit expressions of interest to buy Claridge Hotel and Casino Corp.

D 11/8/00 - Blackjack announces Board has engaged McDonald Investments to evaluate strategic alternatives.

E 11/21/00 - Blackjack announces resignation of Antone R. Cook, VP of Gaming Operations.

F 1/4/01 - Blackjack announces that the Company has closed on its acquisition of the Gold Dust West Casino in Reno, Nevada for $26.5mm.

G 2/27/01 - Blackjack CEO, Jeffrey Jacobs, offers to buy the Company for $11.00 per share.

H 2/28/01 - Jeffrey Jacobs, Chairman and CEO of Colonial Holdings, offers to buy Colonial for a cash purchase price of $1.00 per share.

I 4/13/01 - Former Blackjack CEO Robert Greenlee submits offer to buy the Company for $12.00 per share.

--------------------------------------------------------------------------------
[LOGO] Robertson Stephens
       Investment Bankers

                            BACKGROUND OF Blackjack                    27619 SF
--------------------------------------------------------------------------------

                              Price Volume Graph

--------------------------------------------------------------------------------
                    For the Period 5.14.93 (IPO) - 4.16.01

Jackpot Chronology

A 12.15.94 - Blackjack signs joint venture agreement with Jackpot to develop casino/hotel/parking structure complex in Black Hawk, Colorado

B 11.12.96 - Blackjack sells to Diversified Opportunities Group ("D.O.G"), a
  Jacobs affiliate, 190,476 shares common stock and issues $1.5 MM convertible note

C 1.13.97 Blackjack issues $6.0MM convertible note to D.O.G and cancels original $1.5MM convertible note

D 1.22.97 - Amendment to operating agreement related to management fee is made by and among Blackjack, BH Entertainment, and D.O.G

E 12.31.97 - D.O.G converts $6.0 MM convertible note into 1,142,857 shares common stock


F 2.27.01 - Jackpot makes offer to buy shares not already owned by Jackpot for $11.00 per share


-----------------------------------------------------
Trading Statistics (Price)
-----------------------------------------------------
High (6/01/93)                               $  21.50
Low (5/09/97)                                $   4.13
Average                                      $   8.23
Standard Deviation                           $   2.73

-----------------------------------------------------
Moving Averages (Price)
-----------------------------------------------------
30-Day                                       $   8.99
60-Day                                       $   8.18
90-Day                                       $   7.72
180-Day                                      $   7.18

-----------------------------------------------------
Trading Stats. (000's) (Daily Vol.)
-----------------------------------------------------
High (5/14/93)                                    465
Low (5/31/94)                                       0
Average                                            14
Standard Deviation                                 28

--------------------------------------------------------------------------------
[LOGO] Robertson Stephens                                                     18
       Investment Bankers

BACKGROUND OF Blackjack
---------------------------------------------------------------------------------------------------------------------------------

Historical Trading Performance
---------------------------------------------------------------------------------------------------------------------------------

For the Period 4.16.00 - 4.16.01
----------------------------------------------------------------------------------------------------------------------------------


[GRAPH]

                       $5.50-6.00  $6.00-6.50  $6.50-7.00  $7.00-7.50  $7.50-8.00  $8.00-8.50  $8.50-9.00  $9.00-9.50  $9.50-10.00
                       ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  -----------
Trading Vol as
% of Total Vol Traded     3.6%         3.6%      36.3%     20.7%         0.3%         4.5%       4.9%         9.5%       16.6%

Cum. Vol as %
of Total Vol Traded       3.6%         7.2%      43.5%     64.2%        64.4%        68.9%      73.8%        83.4%      100.0%

Trading Vol as %
of Total Shares           1.6%         1.6%      16.0%      9.1%         0.1%         2.0%       2.2%         4.2%        7.4%

Cumulative Vol as %
of Total Shares           1.6%         3.2%      19.2%     28.4%        28.5%        30.4%      32.6%        36.8%        44.2%

Trading Vol as
% of Float                3.6%         3.6%      36.2%     20.6%         0.3%         4.5%       4.9%         9.5%        16.6%

Cumulative Vol as
% of Float                3.6%         7.2%      43.3%     63.9%        64.2%        68.7%      73.6%        83.1%        99.7%


---------------------------------------------------------------------------------------------------------------------------------

[LOGO] Robert Stephens
       Investment Bankers

BACKGROUND OF Blackjack
--------------------------------------------------------------------------------

Projected Income Statement
--------------------------------------------------------------------------------

                                         Actual                                    Projected FYE 12/31
                                       ----------    -------------------------------------------------------------------------------
                                         2000          2001           2002         2003           2004          2005       2006
                                         ----          ----           ----         ----           ----          ----       ----
Gross Revenue                            $ 112.7        $ 113.1        $ 115.9      $ 118.8        $ 121.8      $ 124.8     $ 127.9
Less Promotions                             (7.4)          (7.3)          (7.5)        (7.7)          (7.9)        (8.1)       (8.3)
                                         -------        ---------------------------------------------------------------------------
   Net Revenue                             105.2          105.8          108.4        111.1          113.9        116.7       119.6
Expenses                                   (78.7)         (81.0)         (83.0)       (85.1)         (87.2)       (89.4)      (91.6)
                                         -------        ---------------------------------------------------------------------------
EBITDA                                      26.5           24.8           25.4         26.0           26.7         27.4        28.0
Less Jacobs' 25% Interest in Lodge          (3.7)          (3.7)          (3.8)        (3.9)          (4.0)        (4.1)       (4.2)
                                         -------        ---------------------------------------------------------------------------
Adjusted EBITDA                             22.8           21.1           21.6         22.2           22.7         23.3        23.9

Depreciation                                (7.1)          (4.3)          (4.6)        (4.8)          (5.1)        (5.4)       (5.7)
Amortization of Goodwill                     0.0           (1.4)          (1.4)        (1.4)          (1.4)        (1.4)       (1.4)
                                         -------        ---------------------------------------------------------------------------
   EBIT                                     19.4           19.1           19.4         19.8           20.2         20.6        21.0
                                         -------        ---------------------------------------------------------------------------
Total Interest Expense                      (4.5)          (8.5)          (8.3)        (7.7)          (7.1)        (6.4)       (5.5)
   Other Income/(Expenses)                   0.0            0.0            0.0          0.0            0.0          0.0         0.0
   Minority Interest                        (2.1)          (1.8)          (2.6)        (2.8)          (3.0)        (3.2)       (3.4)
                                         -------        ---------------------------------------------------------------------------
   Pre-tax Income                           12.9            8.8            8.6          9.3           10.1         11.0        12.1
Income Taxes                                 5.2            3.5            3.4          3.7            4.0          4.4         4.8
   Tax Rate: 40%
                                         -------        ---------------------------------------------------------------------------
   Net Income                            $   7.7        $   5.3        $   5.1      $   5.6        $   6.1      $   6.6     $   7.3
                                         =======        ===========================================================================

Notes:

(1) Financial information based on Blackjack management guidance.
(2) FY 2000 actual and 2001 projections adjusted to include full year results from Gold Dust West acquisition that closed on 1/4/01.
(3) Adjusted EBITDA figures reflect Jackpot's 25% ownership of the Lodge.


--------------------------------------------------------------------------------
[LOGO] Robertson Stephens                                                     20
       Investment Bankers

                            BACKGROUND OF Blackjack
--------------------------------------------------------------------------------

                  Financial Overview of Blackjack Properties

--------------------------------------------------------------------------------

Lodge                                   Actual FYE 12/31                              Projected FYE 12/31
                                        -------------------------------------------------------------------------------
                                           2000             2001        2002     2003     2004       2005        2006
                                           ----             ----        ----     ----     ----       ----        ----
   Gross Revenue                          $    66.4        $  68.7   $   70.5   $  72.2  $  74.0   $  75.9      $  77.8
                                          ---------      --------------------------------------------------------------
     Net Revenue                               61.9           64.1       65.5      67.2     68.9      70.6         72.3
                                          ---------      --------------------------------------------------------------
   EBITDA                                      14.8           14.9       15.1      15.5     15.8      16.2         16.6
     Less Jackpot's 25% Interest                3.7            3.7        3.8       3.9      4.0       4.1          4.2
                                          ---------      --------------------------------------------------------------
   Adjusted EBITDA                             11.1           11.2       11.3      11.6     11.9      12.2         12.5
                                          ---------      --------------------------------------------------------------
   Pre-tax Income                               8.3            1.8       10.4      11.1     11.8      12.6         13.5
                                          ---------      --------------------------------------------------------------
   Net Income                             $     8.3        $   1.8   $   10.4   $  11.1  $  11.8   $  12.6      $  13.5
                                          ---------      --------------------------------------------------------------

                                        Actual FYE 12/31                              Projected FYE 12/31
                                        -------------------------------------------------------------------------------
Gilpin                                      2000             2001       2002      2003     2004       2005        2006
                                            ----             ----       ----      ----     ----       ----        ----
   Gross Revenue                          $    26.8        $  24.9   $  25.5    $  26.1  $  26.8    $ 27.5      $  28.2
                                         ----------      --------------------------------------------------------------
     Net Revenue                               24.7           23.0      23.7       24.3     24.9      25.5         26.2
                                         ----------      --------------------------------------------------------------
   EBITDA                                       5.5            5.2       5.5        5.6      5.7       5.9          6.0
                                         ----------      --------------------------------------------------------------
   Pre-tax Income                               2.9            1.4       3.7        4.0      4.2       4.5          4.8
                                         ----------      --------------------------------------------------------------
   Net Income                             $     1.9        $   0.9   $   2.4    $   2.6  $   2.7    $  2.9      $   3.1
                                         ----------      --------------------------------------------------------------


Gold Dust West
                                              Actual FYE 12/31                     Projected FYE 12/31
                                        ------------------------------------------------------------------------------
                                             2000          2001        2002      2003        2004      2005       2006
                                            -----          ----        ----      ----        ----      ----       ----
   Gross Revenue                         $   19.5       $  19.5     $  19.9    $  20.4     $ 21.0    $ 21.5    $  22.0
                                        ----------      --------------------------------------------------------------
     Net Revenue                             18.6          18.6        18.5       19.0       19.5      20.0       20.5
                                        ----------      --------------------------------------------------------------
   EBITDA                                     6.2           4.7         4.3        4.4        4.5       4.6        4.7
                                        ----------      --------------------------------------------------------------
   Pre-tax Income                             3.7           0.9         0.4        0.5        0.6       0.7        5.9
                                        ----------      --------------------------------------------------------------
   Net Income                            $    2.4       $   0.6     $   0.2    $   0.3     $  0.4    $  0.5    $   3.8
                                        ----------      --------------------------------------------------------------


Financial information based on Blackjack management guidance.
----------------------------------------------------------------------------------------------------------------------

                                                                             21

[LOGO] Robertson Stephens
       Investment Bankers

     BACKGROUND OF Blackjack
-------------------------------------------------------------------------------
     Analysis of Shareholdings
-------------------------------------------------------------------------------

                                                       Common           % of           Dilutive       Common &       % of Common
     Institutional and 5% Ownership (1)                Shares          Common         Securities      Equivalents    & Equivalents
     ----------------------------------             ---------          ------         ----------      -----------    -------------
     Robert Greenlee                                  483,113            11.7%                 -          483,113             10.2%
     Dimensional Fund Advisors                        163,300             4.0%                 -          163,300              3.4%
     Axa Financial                                     77,400             1.9%                 -           77,400              1.6%
     Legg Mason                                        54,600             1.3%                 -           54,600              1.2%
     Vanguard Group                                    29,400             0.7%                 -           29,400              0.6%
     Loeb Arbitrage Management                         25,900             0.6%                 -           25,900              0.5%
     David L. Babson & Co.                              8,000             0.2%                 -            8,000              0.2%
                                                    ---------          ------         ----------      -----------    -------------
     Total Institutional Ownership                    841,713            20.4%                 -          841,713             17.7%

     Insiders (2)
     ------------
     Jeffrey Jacobs (3)                             1,333,333            32.3%            85,000        1,418,333             29.9%
     Frank Day                                        476,922            11.6%            20,000          496,922             10.5%
     Stephen Roark                                     28,571             0.7%           182,500          211,071              4.5%
     Robert Hughes                                      1,701             0.0%            15,000           16,701              0.4%
     J. Patrick McDuff                                  1,513             0.0%            13,250           14,763              0.3%
     Timothy Knudsen                                    1,102             0.0%             1,000            2,102              0.0%
     Stanley Politano                                     619             0.0%            75,000           75,619              1.6%
     Stephen Owendoff, Esq.                               419             0.0%                 -              419              0.0%
                                                    ---------          ------         ----------      -----------    -------------
     Total Insider Ownership                        1,844,180            44.7%           391,750        2,235,930             47.1%

     Total Other Ownership                          1,440,864            34.9%           224,300        1,665,164             35.1%
                                                    ---------          ------         ----------      -----------    -------------
     Total Outstanding                              4,126,757 (4)       100.0%           616,050 (5)    4,742,807            100.0%
                                                    =========          ======         ==========      ===========    =============

Notes:
-----

(1) Source: CDA Spectrum as of 3/31/01 and 10K dated 12/31/00.

(2) Source: Blackjack 10K dated 12/31/00.

(3) Per Blackjack 10K dated 12/31/00, shares are held by Diversified Opportunities Group, Ltd., an affiliate of Mr. Jacobs', and are therefore deemed beneficially owned by him.

(4) Source: Blackjack 10K dated 12/31/00.

(5) Source: Blackjack 10K dated 12/31/00. Total options outstanding.


--------------------------------------------------------------------------------
[LOGO] Robertson Stephens
       Investment Bankers

                         BACKGROUND OF Blackjack                        27619 SF
--------------------------------------------------------------------------------

                         Background of Directors and Officers

--------------------------------------------------------------------------------

           Name                  Position                                           Background
   --------------------  ------------------------   --------------------------------------------------------------------------------
     Jeffrey P. Jacobs   Chairman, Chief            Jeffrey P. Jacobs, from 1995 to present, served as Chairman and Chief Executive
                         Executive Officer          Officer of Jacobs Entertainment,  Inc., a company based in Cleveland, Ohio that has investments in gaming companies and ventures, including the Company and
                                                    Colonial Downs Holdings, Inc., which operates a horse-racing track and satellite wagering facilities. From 1975 to present, he has also served as President and
                                                    Chief Executive Officer of Jacobs Investments, Inc., a company engaged in the development, construction and operation of residential and commercial real estate and entertainment projects in Ohio. Mr. Jacobs also served in the Ohio
                                                    House of Representatives from 1982 until 1986. He is also Chairman and Chief
                                                    Executive Officer of Colonial Downs Holdings, Inc. which is a reporting company under the Securities Exchange Act of 1934. Mr. Jacobs became the Company's Chief
                                                    Executive Officer and Co-Chairman of the Company on November 12, 1996 and became
                                                    Chairman on December 31, 1997.

     Stephen R. Roark     President, Chief          Stephen R. Roark, has been employed as Chief Financial Officer since August
                          Financial Officer,        1993. Mr. Roark became a director in 1994. He was elected as President in
                          Director                  September 1995. Prior to that time he has been an independent consultant in the
                                                    Denver area rendering financial and accounting assistance to companies in the public marketplace. Mr. Roark has 17 years of public accounting experience having served as a partner with a large local accounting firm and as a partner with a national accounting firm. Mr. Roark was with Hanifen, Imhoff and
                                                    Prudential Securities, Inc. for three years and is a member of the American
                                                    Institute of Certified Public Accountants and the Colorado Society of Certified
                                                    Public Accountants. Mr. Roark obtained his B.S.B.A. in Accounting from the
                                                    University of Denver in 1973.

     Frank B. Day *       Vice President,           Frank B. Day, Chairman of the Board, Chief Executive Officer and President of
                          Director                  Rock Bottom Restaurants, Inc., a publicly traded company, has been employed since January 1980 as President of Concept Restaurants, Inc., and Managing
                                                    General Partner of the Hotel Boulderado in Boulder, Colorado since August 1982.
                                                    Concept Restaurants, Inc. owns or operates twelve full service restaurants in
                                                    Colorado front range communities. From 1959 to present, Mr. Day has owned and operated food service and hospitality facilities in Illinois, Michigan,
                                                    Wisconsin, and Colorado. He attended Harvard University from 1950 to 1956 and received B.A. and M.B.A. degrees. Mr. Day is also an active real estate investor and is active in many civic and nonprofit organizations, having served as a director of the Boulder Chamber of Commerce (September 1988 to September 1991)
                                                    and Downtown Boulder, Inc. (from June 1987 to June 1990). Mr. Day has been a vice president and a director since 1992.

     Stanley Politano     Vice President,           Stanley Politano, has been Vice President since August 1994 and was a former
                          Treasurer, Secretary      director. He was appointed Secretary and Treasurer in April 1998. He received his B.S. degree in Business, majoring in finance, from the University of
                                                    Colorado in 1972. He has 22 years of experience in the securities industry, working in both retail and wholesale capacities. He has worked for Rauscher
                                                    Pierce Securities Corporation and Prudential Securities, Inc. and was a vice president with E.F. Hutton & Company, Inc. and Hanifen Imhoff Securities
                                                    Corporation. He has served as Treasurer for Mission Corps International, a non-
                                                    profit organization.


     * Indicates member of Special Committee

--------------------------------------------------------------------------------
[LOGO] Robertson Stephens                                                     23
       Investment Bankers

                      BACKGROUND OF Blackjack
--------------------------------------------------------------------------------
                      Background of Directors and Officers
--------------------------------------------------------------------------------
     Name               Position                   Background
    ------              ----------                 ------------
Robert H. Hughes        Director         Robert H. Hughes, served as Chief
                                         Financial Officer of Jacobs
                                         Investments, Inc. from 1993 until May
                                         1999 when he retired. Mr. Hughes was a
                                         partner in charge of the audit
                                         department of the Cleveland office of
                                         the accounting firm of Deloitte &
                                         Touche LLP until his retirement in
                                         1991. Mr. Hughes is a certified public
                                         accountant (retired). Mr. Hughes serves
                                         as a member of the Board of Directors
                                         of Colonial Downs Holdings, Inc., a
                                         reporting company under the Securities
                                         Exchange Act of 1934. Mr. Hughes has
                                         been a director since November 12,
                                         1996.

Timothy Knudsen *       Director         Timothy Knudsen, has been associated
                                         with Knudsen, Gardner & Howe, a
                                         Cleveland, Ohio based marketing
                                         communications agency for 21 years. He
                                         was elected President of the agency in
                                         1984. Mr. Knudsen holds a B.S. degree
                                         in Marketing from Dyke Business College
                                         and has studied toward an advanced
                                         degree at Cleveland State University.
                                         Mr. Knudsen was elected as a director
                                         in February, 1998.

J. Patrick McDuff *     Director         J. Patrick McDuff, has been the
                                         Northern Region President for Vectra
                                         Bank Colorado since October 1996. Prior
                                         to assuming those duties he was
                                         President, Chief Executive Officer and
                                         director of one of Vectra's subsidiary
                                         banks from July 1987 through October
                                         1996. From 1972 through July 1987, Mr.
                                         McDuff worked for IntraWest Bank of
                                         Boulder, ending his employment as
                                         Senior Vice President and Senior Loan
                                         Officer. He attended the University of
                                         Arkansas from 1966 to 1972 and received
                                         a B.S.B.A. degree in Finance and
                                         Commercial Banking. Mr. McDuff is also
                                         active in many civic and non-profit
                                         organizations, having served as a
                                         director of Boulder Center Y.M.C.A.
                                         (from January 1987 to December 1992),
                                         Boulder Valley Rotary Club (from April
                                         1985 to June 1988) and Longs Peak
                                         Council of the Boy Scouts of America
                                         (from January 1991 to March 1993). Mr.
                                         McDuff's employer, Vectra Bank
                                         Colorado, is a wholly owned subsidiary
                                         of Zions Bancorporation, a reporting
                                         company under the Securities Exchange
                                         Act of 1934. Mr. McDuff became a
                                         director in 1994.

* Indicates member of Special Committee

--------------------------------------------------------------------------------
[LOGO] Robertson Stephens
       Investment Bankers

--------------------------------------------------------------------------------
                              APPENDIX

--------------------------------------------------------------------------------
[LOGO] Robertson Stephens
       Investment Bankers

APPENDIX

-----------------------------------------------------------------------------------------------------------------------------------
          Premiums Paid Analysis - Public to Public, October 2000 to Present, US Targets
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Premiums Paid
                                                                                                       ----------------------------
            Date                                                                         Transaction
          Announced      Target                            Acquiror                         Value      One Day Prior  4 Weeks Prior
         --------------------------------------------------------------------------------------------------------------------------
         10/02/00    Crescendo Pharmaceuticals Corp    ALZA Corp                           $98.0           (1.1%)          (2.3%)
         10/03/00    Zapme Corp                        Gilat Satellite Networks Ltd         53.4           28.0             6.1
         10/04/00    Integ Inc                         Inverness Medical Technology         55.8          112.3           216.4
         10/11/00    BT Financial Corp                 BT Financial Corp (Johnstown, PA)    33.7            9.9             9.1
                     (Johnstown, PA)
         10/13/00    Microwave Power Devices Inc       LM Ericsson Telefon AB               95.1           45.0            16.0
         10/17/00    JPS Packaging Co                  Pechiney SA                          45.5           69.9           146.6
         10/19/00    First Tennessee National Corp     First Tennessee National Corp        96.6              0            (3.4)
         10/27/00    SeraNova Inc                      Silverline Technologies Ltd          97.0           25.2             5.8
         10/30/00    Chesapeake Biological Labs Inc    Cangene Corp                         36.5            8.2             4.4
         11/03/00    Jade Financial Corp               PSB Bancorp (Philadelphia, PA)       25.4            0.2             0.1
         11/03/00    Southwest Securities Group Inc    Southwest Securities Group Inc       27.9           (0.0)           10.6
         11/03/00    Timken Co                         Timken Co                            58.0              0             5.9
         11/03/00    Getty Petroleum Marketing Inc     LUKoil Holdings                      71.1           45.5            33.3
         11/06/00    kforce.com Inc                    kforce.com Inc                       55.0           23.1            81.4
         11/06/00    Equinox Systems Inc               Avocent Corp                         56.9           39.3            73.3
         11/07/00    ShowCase Corp                     SPSS Inc                             97.5           49.7            33.2
         11/08/00    Pro-Dex Inc                       DENTSPLY International Inc           29.2           21.1            64.7
         11/09/00    Willis Lease Finance Corp         SAirGroup Holding AG                 28.6          101.5           214.3
         11/09/00    Metro One Telecommunications      Sonera Corp                          68.0           10.6            36.0
         11/16/00    Cendant Corp                      Liberty Media Group (AT&T Corp)      50.6           12.8            26.6
         11/22/00    CBRL Group Inc                    CBRL Group Inc                       42.4              0            43.0
         11/22/00    Varian Semiconductor Equipment    Varian Semiconductor Equipment       45.0              0             7.2
         12/18/00    Citizens Community Bancorp Inc    FNB Corp, Hermitage, PA              38.0           97.5            49.8
         12/19/00    Loislaw.com Inc                   Wolters Kluwer NV                    92.9          190.3           298.1
         12/22/00    Southern Mineral Corp             PetroCorp Inc                        85.0           33.4            30.8
         12/28/00    Staten Island Bancorp Inc, NY     Staten Island Bancorp Inc, NY        36.7              0            10.2
         01/08/01    Prime Response Inc                Chordiant Software Inc               33.0           17.2             3.2
         01/17/01    Peoples BancTrust (Selma, AL)     South Alabama Bancorp, AL            60.8            0.5            (6.4)
         01/18/01    Intercontinental Life Corp        Financial Industries Corp            48.6            4.9            25.3
         01/25/01    Viad Corp                         Viad Corp                            68.6              0            (4.4)
         02/05/01    Women.com Networks                iVillage Inc                         25.9          (20.9)           24.3
         02/07/01    American Financial Holdings       American Financial Holdings          26.0           (0.0)           (4.2)
         02/07/01    New York Community Bancorp Inc    New York Community Bancorp Inc       39.0              0            12.0
         02/09/01    Men's Wearhouse Inc               Men's Wearhouse Inc                  53.3            3.2            (2.9)
         02/16/01    Capstead Mortgage Corporation     Capstead Mortgage Corporation        63.8           (0.1)            2.0
         02/22/01    Oshman's Sporting Goods Inc       Gart Sports Co                       76.1          (35.3)          (35.5)
         02/26/01    Fourth Shift Corp                 AremisSoft Corp                      40.0           64.4           111.4
         03/09/01    Barringer Technologies Inc        Smiths Group PLC                     81.7           10.5            11.2
         03/20/01    IDT Corp                          AT&T Corp                            75.0           64.4            72.4
         03/22/01    Saks Inc                          Saks Inc                             65.1              0            14.2
         03/30/01    Community Financial (Olney, IL)   First Financial (Terre Haute, IN)    33.2           27.7            25.0

                                                                                          -----------------------------------------
                                                                                             MEAN          32.5%           41.0%
                                                                                           MEDIAN          21.1%           14.7%
                                                                                          -----------------------------------------

         Source: SDC Platinum
--------------------------------------------------------------------------------
[LOGO] Robertson Stephens                                                     26
       Investment Bankers

APPENDIX                                                                27619 SF
--------------------------------------------------------------------------------
   Premiums Paid Analysis - Selected Going Private Transactions
--------------------------------------------------------------------------------

                                                                                                          Premiums Paid
                                                                                                 ----------------------------------
       Date                                                                      Transaction
    Announced               Target                      Acquiror                    Value            One Day Prior    4 Weeks Prior
   --------------------------------------------------------------------------------------------------------------------------------
   01/21/1998    Thermadyne Holdings Corp    DLJ Merchant Banking Partners II      $790.0               19.5%             18.5%
   02/03/1999    St John Knits Inc           Vestar Capital Partners                513.8               42.9              50.0
   05/17/1999    CORT Business Services Corp Brook Furniture Rental Inc             474.5               67.2              69.1
   11/08/1999    Autocam Corp                Aurora Capital Partners LP             123.3               44.2              14.9
   11/15/1999    Kroll-O'Gara Co             Blackstone Capital                     319.0                8.0              34.0
   12/09/1999    Gleason Corp                Vestar Capital Partners                320.5               27.8              31.0
   12/27/1999    VDI Multimedia              Bain Capital                           139.4               22.4               7.6
                                                                               ------------------------------------------------
                                                                                     MEAN               33.1%             32.2%
                                                                                   MEDIAN               27.8%             31.0%
                                                                               ------------------------------------------------

   Source: SDC Platinum
--------------------------------------------------------------------------------

[LOGO] Robertson Stephens                                                     27
       Investment Bankers

     APPENDIX                                                          27619 SF
-------------------------------------------------------------------------------

     Weighted Average Cost of Capital

-------------------------------------------------------------------------------


                                           Equity        Market                     Equity/          Debt/         Unlevered
     Comparable Companies                  Beta (1)       Value        Debt         Value            Value         Asset Beta
     --------------------                  --------     -------        ----         -----            -----         ----------
                                                         4.16.01

     Harrah's Entertainment                   0.63     $ 3,490.0     $ 3,181.8       52.31%          47.69%            0.33
     Mandalay Resort Group                    0.82     $ 1,640.0     $ 2,704.3       37.75%          62.25%            0.31
     MGM Mirage                               0.89     $ 3,890.0     $   710.0       84.57%          15.43%            0.75
     Park Place Entertainment                 0.75     $ 3,010.0     $ 5,398.0       35.80%          64.20%            0.27

                            -----------------------------------------------------------------------------------------------
                             Average          0.77     $  3007.5     $  2998.5       52.61%          47.39%            0.42
                            -----------------------------------------------------------------------------------------------


      Risk Free          Market Risk       Avg. Cost       Capital Structure         Levered         Cost of
                                                         ---------------------
       Rate (2)          Premium (3)        of Debt      Debt/AV     Equity/AV       Beta (4)       Equity (5)      WACC (6)
       --------          -----------        -------      -------     ---------       --------       ----------      --------
            5.30%               8.00%          8.00%         0.0%        100.0%          0.42             11.22%     11.22%
            5.30%               8.00%          8.00%        20.0%         80.0%          0.52             12.05%     10.60%
            5.30%               8.00%          8.00%        40.0%         60.0%          0.69             13.43%      9.98%
            5.30%               8.00%          8.00%        60.0%         40.0%          1.04             16.20%      9.36%
            5.30%               8.00%          8.00%        80.0%         20.0%          2.08             24.50%      8.74%

        Tax Rate:               40.0%
     Size Premium               2.60%

     Notes:
     -----

     (1) Projected Betas as of 4/9/01 from Bloomberg.

     (2) Yield of US Govt. 30-Year bond as of 4/9/01.

     (3) "Stocks, Bonds, Bills and Inflation -- 1999 Yearbook" - Ibbotson Associates.

     (4) Levered Beta = [Mean Unlevered Asset Beta * (1+ debt/equity)]

     (5) Cost of Equity = Risk Free Rate + (Levered Beta * Market Risk Premium) +Size Premium

     (6) WACC = Cost of Debt * (Debt/AV) * (1-Tax Rate) + Cost of Equity * (Equity/AV)


--------------------------------------------------------------------------------
[LOGO] Robertson Stephens
       Investment Bankers

                    APPENDIX
--------------------------------------------------------------------------------

                    Jackpot's Other Transactions

--------------------------------------------------------------------------------

     On July 18, 2000 Jalou, an affiliate of Jackpot formed for the purpose of the acquisition, entered into option agreements to acquire several Louisiana video poker truckstops, some of which are existing and some of which are under development. Additionally, Jalou entered into a proposed management contract with Colonial Downs Holdings through which Colonial Downs will manage the truckstops for a fee based on total revenue and EBITDA. As of April 2001, three truckstops have been acquired and Jalou maintains the option to acquire five others.


     Amite Truck Plaza (1)(2)
     ---------------------------------------------------------------------------
          Contains 50 gaming machines, a 50 seat restaurant, a convenience store and a fuel center.

          Revenue                       $   11,000,000
          EBITDA                        $    4,600,000
          Win/Device/Day                $          425

     Amite Forest Gold (1)(2)
     ---------------------------------------------------------------------------
          Provides for excess gaming demand at the adjacent Amite Truck Plaza. Contains 3 video poker machines and a restaurant.

     Houma Truck Plaza (1)(2)
     ---------------------------------------------------------------------------
          Contains 50 gaming machines, a 50 seat restaurant, a convenience store and a fuel center.

          Revenue                       $    4,400,000
          EBITDA                        $      900,000
          Win/Device/Day                $          196

     Winner's Choice (1)(2)
     ---------------------------------------------------------------------------
          Contains 50 gaming machines, a 50 seat restaurant, a convenience store, a billiards room and a fuel center.

          Revenue                       $    6,500,000
          EBITDA                        $    1,000,000
          Win/Device/Day                $          130

     Cash's Casino (1)(2)(3)
     ---------------------------------------------------------------------------
          Contains 50 gaming machines, a 50 seat restaurant, a convenience store and a fuel center.

          Revenue                       $    1,700,000
          EBITDA                        $    1,700,000
          Win/Device/Day                $          353

     Notes:
     -----

     (1) All Revenue and EBITDA figures reflect twelve month period ended September 30, 2000.
     (2) All Win/Device/Day figures reflect quarter ended September 30, 2000.
     (3) At Cash's Casino, Jalou will own a management contract entitling the Company to 40% of the video poker revenue after gaming tax.

     On February 28, 2001 Jackpot, the CEO and Chairman of Colonial Holdings, Inc., proposed to purchase all shares of the Company that he does not currently control for $1.00 cash per share. Colonial Holdings posesses the state of Virginia's only parimutel racetrack license.

     Total Colonial Holdings Shares Outstanding
     ---------------------------------------------------------------------------
         5,025,239  Class A
         2,242,500  Class B
        ----------
         7,267,739  Total shares

     Jackpot's Shares of Colonial Holdings
     ---------------------------------------------------------------------------
         1,155,000  Class A (1)
         2,010,000  Class B
        ----------
         3,165,000  Total Jackpot shares
              43.5% Jackpot stock ownership

     Jackpot's Offer (2/28/01)
     ---------------------------------------------------------------------------
         4,102,739  Shares to be purchased in proposed transaction
       $      1.00  Cash offer per share
       -----------
       $ 4,102,739  Equity value of proposed transaction
       $26,715,000  Net Debt (2)
        ----------
       $30,817,739  Aggregate value of proposed transaction

               1.1x Aggregate value / LTM Revenue (3)
              20.1x Aggregate value / LTM EBITDA (4)

     Notes:
     -----

     Source: Colonial Holdings 10K dated 12/31/00 and press release dated
             2/28/01.
     (1)  Class A shares figure does not include 20,000 stock options.
     (2) Net Debt calculated as (Debt-Cash). Debt figure includes $25,737,937 credit facility payable to CD Entertainment, a Jackpot affiliate.
     (3)  Based on 2000 revenue figure of $29,202,000.
     (4)  Based on 2000 EBITDA figure of $1,530,000.

________________________________________________________________________________
[LOGO] Robertson Stephens                                                     29
       Investment Bankers